                                                                   EXHIBIT 10.16




                              ARRAY BIOPHARMA INC.

                              AMENDED AND RESTATED

                            INVESTOR RIGHTS AGREEMENT

                               TABLE OF CONTENTS

                                                                                       PAGE

RECITALS.................................................................................1

SECTION 1. DEFINITIONS...................................................................1

SECTION 2. REGISTRATION RIGHTS...........................................................4
           2.1      Request for Registration.............................................4
           2.2      Piggyback Registration...............................................5
           2.3      S-3 Registrations....................................................6
           2.4      Expenses of Registration.............................................7
           2.5      Obligations of the Company...........................................7
           2.6      Furnish Information..................................................9
           2.7      Underwriting Requirements...........................................10
           2.8      Delay of Registration...............................................11
           2.9      Indemnification.....................................................11
           2.10     Reports Under Exchange Act..........................................14
           2.11     Assignment of Registration Rights...................................14
           2.12     "Market Stand-Off" Agreement........................................15
           2.13     Covenants of the Company with Respect to Registered Securities......15
           2.14     Termination of Registration Rights..................................16

SECTION 3. OTHER COVENANTS OF THE COMPANY...............................................16
           3.1      Significant Transactions............................................16
           3.2      Basic Financial Information and Reporting Obligations...............17
           3.3      Inspection; Confidentiality.........................................17
           3.4      Litigation..........................................................17
           3.5      SEC Filings.........................................................18
           3.6      Assignment of Rights................................................18

SECTION 4. MISCELLANEOUS ...............................................................18
           4.1.     Modifications and Waivers...........................................18
           4.2.     Rights and Obligations of Third Parties............................ 18
           4.3      Notices.............................................................18
           4.4      Entire Agreement....................................................19
           4.5      Severability........................................................19
           4.6      Headings............................................................19
           4.7      Counterparts........................................................20
           4.8      Governing Law.......................................................20
           4.9      Delays or Omissions.................................................20
           4.10     Arbitration.........................................................20
           4.11     No Inconsistent Agreements..........................................21

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         This AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is entered into as of the 16th day of November, 1999, by and among ARRAY BIOPHARMA INC., a Delaware corporation (the "Company"), and each of those persons and entities whose names are set forth on the signature page attached hereto as either "Investors" or "Common Stockholders."

                                    RECITALS

          A. The Company, Investors and Common Stockholders previously entered into that certain Investor Rights Agreement, dated as of May 18, 1998 (the "Investor Rights Agreement"), as amended August 7, 1998.

          B. The Company, Investors and Common Stockholders have entered into that certain Series B Preferred Stock Purchase Agreement, dated of even date herewith (the "Purchase Agreement"), pursuant to which the Company will issue and sell, and certain of the Investors and Common Stockholders will purchase, certain shares of the Company's Series B Preferred Stock (the "Stock").

          C. As a condition to the closing of the purchase of the Stock under the Purchase Agreement, the Company, Investors and Common Stockholderes desire to amend and restate the Investor Rights Agreement as provided herein.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1.        DEFINITIONS

         Certain capitalized terms used in this Agreement are defined in the heading and the recitals hereof. The following additional terms have the meanings specified for purposes of this Agreement:

                  (a) "As Converted Basis" shall mean, with reference to convertible securities of the Company, the number of shares of Common Stock into which such securities may be converted while giving effect to the exercise of comparable conversion rights held by others.

                  (b) "Common Holder" shall mean each Common Stockholder who holds Registrable Securities and their Permitted Transferees in accordance with
Section 2.11 hereof.

                  (c) "Common Stock" shall mean (i) the common stock of the Company, $0.001 par value per share; (ii) any other capital stock of the Company into which such common stock is converted, exchanged, reclassified or reconstituted; (iii) any warrants or options exercisable for any of the foregoing; and (iv) any right to receive any of the foregoing other than upon conversion of any security convertible into any of the foregoing.

                  (d) "Control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder, as amended from time to time.

                  (f) "Excluded Registration" shall mean (i) a registration statement on Form S-8 (or successor form) relating to the sale of securities to employees, directors or consultants of the Company pursuant to a stock option, stock purchase or similar employee benefit plan; (ii) a registration statement relating to a business combination within the meaning of Rule 145 of the Act; and (iii) a registration statement covering an underwritten offering of convertible debt securities, unless the managing underwriters or agent expressly consents thereto.

                  (g) "Holder" shall mean each Investor who holds Registrable Securities and their Permitted Transferees in accordance with Section 2.11 hereof at such time as such Persons shall own Registrable Securities. For purposes of Sections 2.2 - 2.14 hereof (but specifically excluding Section 2.1 hereof), Silicon Valley Bank ("SVB") and Leasing Technologies International, Inc. ("LTI") shall be Holders and any shares of Common Stock held now or in the future by SVB or LTI shall be Common Stock for purposes of this Agreement.

                  (h) "Qualifying IPO" shall mean an initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act at a price per share of at least $8.00 and resulting in at least $20 million of gross proceeds (before underwriting discounts and commissions).

                  (i) "Person" shall mean any natural person, incorporated entity, limited or general partnership, business trust, association, joint venture, limited liability company, agency (government or private), division, political sovereign, or subdivision or instrumentality, or any other entity of any kind, including those groups identified as "persons" in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, and any successor, by merger or otherwise, of such entity.

                  (j) "Preferred Stock" shall mean any series of preferred stock of the Company including, without limitation, Series A Preferred Stock or Series B Preferred Stock.

                  (k) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document pursuant to and in compliance with the Securities Act, and the declaration or ordering of effectiveness by the SEC of such registration statement or document.

                  (l) "Registrable Securities" shall mean any of the following:
(i) all shares of Common Stock owned now or in the future by any Holder or Common Holder; (ii) any shares of Common Stock issued or issuable upon conversion of the Preferred Stock; (iii) any shares of Common Stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (ii) above; and (iv) any securities issued in exchange for the Common Stock referenced in clause (iii) in any merger or reorganization of the Company excluding in all cases, however, any Registrable Securities sold or transferred by a person in a transaction in which rights are not assigned under
Section 2.11. Securities will cease to be Registrable Securities when (a) they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them; (b) they are transferred pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act; or (c) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by the Company and the Company shall not have "stop transfer" instructions against them.

                  (m) "Required Consent" means the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the applicable class of Preferred Stock.

                  (n) "SEC" shall mean the Securities and Exchange Commission.

                  (o) "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations thereunder, as amended from time to time.

                  (p) "Series A Preferred Stock" shall mean the Series A Preferred Stock, $.001 par value per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted, or any securities convertible into, or exchangeable or exercisable for, any of the foregoing, in each case, at any time outstanding.

                  (q) "Series B Preferred Stock" shall mean the Series B Preferred Stock, $.001 par value per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted, or any securities convertible into, or exchangeable or exercisable for, any of the foregoing, in each case, at any time outstanding.

                  (r) "Shareholders Agreement" shall mean that certain Amended and Restated Shareholders Agreement, dated of even date herewith, by and among the Company and those certain holders of the Company's outstanding capital stock identified therein.

SECTION 2.        REGISTRATION RIGHTS

         2.1      REQUEST FOR REGISTRATION.

                  (a) If the Company shall receive at any time after the earlier of May 18, 2000 or 90 days after of a Qualifying IPO a written request from Holders of at least 30% of the Preferred Stock then outstanding that the Company file a registration statement under the Securities Act covering the registration of the number of Registrable Securities set forth in such notice held by such Holders, the Company shall within ten days of the receipt thereof, give written notice, in accordance with Section 4.3 hereof, of such request to all Holders of then outstanding Registrable Securities and take the actions set forth in
Section 2.5. Each Holder that desires to include Registrable Securities in the registration statement shall notify the Company of the number of Registrable Securities to be so included within ten days following the receipt of such notice.

                  (b) If the requesting Holders intend to distribute their Registrable Securities by means of an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1(a) and the Company shall include such information in the written notice to other Holders of Registrable Securities referred to in Subsection 2.1(a). In such event, the right of any Holder to include his, her or its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwritten offering. All Holders proposing to distribute their securities through such underwritten offering shall (together with the Company as provided in Subsection 2.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company for such underwriting. The inclusion of Registrable Securities in the registration of an underwritten offering under this Section 2.1 shall be subject to the provisions of Section 2.7.

                  (c) Notwithstanding the foregoing, if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or President of the Company stating that, in the good faith reasonable judgment of the Company's Board of Directors (the "Board of Directors") (with the concurrence of the managing underwriter, if any), such registration of Registrable Securities would interfere materially with, or require premature disclosure of, any financing, acquisition or reorganization involving the Company or any of its wholly-owned subsidiaries or would otherwise have a material adverse effect on the Company or the selling Holders if undertaken at the time requested, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of the Holders; provided, however, that the Company may not utilize this right more than once in any twelve month period.

                  (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1:

                           (i) After the Company has effected two registrations
pursuant to this Section 2.1 requested by the Holders and such prior registrations have been declared or ordered effective. For purposes of the preceding sentence, a registration shall not be deemed to have been effected (A) if after the applicable registration statement has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the selling Holders and such interference is not thereafter eliminated; or (B) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the selling Holders;

                           (ii) During the period starting with the date 90 days
prior to the Company's good faith estimate of the date of filing of, and ending 90 days after the effective date of, any registration statement for a public offering as to which registration rights may be available to Holders of Registrable Securities pursuant to Section 2.2 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                           (iii) If, within 30 days of receipt of a written
request from the Holder or Holders pursuant to Section 2.1(a), the Company gives notice to such Holder or Holders of the Company's intention to make a public offering within 30 days;

                           (iv) If the Company delivers to the Holders an
opinion, in form and substance reasonably acceptable to such Holders, of counsel reasonably satisfactory to the Holders, that the Registrable Securities requested to be registered by the Holders may be sold or transferred pursuant to Rule 144 of the Securities Act (or similar provision then in effect); or,

                           (v) If the anticipated gross offering proceeds from
the registration of securities pursuant to this Section 2.1 are less than $15,000,000.

         2.2 PIGGYBACK REGISTRATION. If at any time the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act (other than in connection with a Qualifying IPO or other than an Excluded Registration), the Company shall promptly give each Holder and Common Holder written notice of such proposed registration (which shall include, to the extent known at the time, a list of the jurisdictions in which the Company intends to qualify such securities under the applicable blue sky or other state securities laws, the proposed offering price or the range thereof, and the plan of distribution). Upon the written request of each Holder and Common Holder within 30 days after such notice is given by the Company to such Holder and Common Holder, the Company shall take the actions set forth in
Section 2.5 to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder and Common Holder has requested to be registered in accordance with this Section 2.2. Neither the giving of any notice nor the making of any request hereunder shall impose any obligation on a Holder or Common Holder to sell any shares.

The inclusion of Registrable Securities in the registration of an underwritten offering under this Section 2.2 shall be subject to the provisions of Section 2.7.

         2.3 S-3 REGISTRATIONS. At any time after the Company becomes eligible to file a registration statement on Form S-3 (or any successor to Form S-3), if the Company shall receive from any Holder of Registrable Securities a written request that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities, and;

                  (b) as soon as practicable, take the actions set forth in
Section 2.5 to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request given within fifteen days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3:

                           (i) if Form S-3 (or any successor or similar form) is
not available for such offering by the Holders;

                           (ii) if the anticipated gross offering proceeds from
the registration of securities pursuant to this Section 2.3, together with the holders of any other securities entitled to inclusion in such registration, are less than $5,000,000;

                           (iii) if the Company shall furnish to the Holders a
certificate signed by the Chief Executive Officer or President of the Company stating that, in the good faith reasonable judgment of the Board of Directors (with the concurrence of the managing underwriter, if any), such Form S-3 registration of Registrable Securities would materially interfere with, or require premature disclosure of, any financing, acquisition or reorganization involving the Company or would otherwise have a material adverse effect on the Company or the selling Holders if undertaken at the time requested, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of the Holders; provided, however, that the Company may not utilize this right more than once in any twelve month period;

                           (iv) if the Company has already effected two
registrations on Form S-3 for the Holders pursuant to this Section 2.3 in the then current calendar year.

         2.4 EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and selling commissions incurred in connection with registration, filing or qualifications pursuant to Sections 2.1, 2.2 or 2.3, including all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for all Holders exercising registration rights pursuant to Section 2.1 or 2.3 shall be borne by the Company. Underwriting discounts and selling commissions shall be borne by the Holders.

         2.5 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and employ in good faith reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to 120 days or until the distribution contemplated in the Registration Statement has been completed, whichever first occurs; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Company shall furnish to counsel for the selling Holders (and Common Holders, if applicable) copies of all such documents in the form substantially as proposed to be filed with the SEC at least four business days prior to filing for review by such counsel.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement necessary to comply, in all material respects, with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders (and Common Holders, if applicable) such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Employ in good faith reasonable efforts to register and qualify the securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders (and Common Holders, if applicable) or managing underwriter or agent, if applicable; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                  (e) In the event of any underwritten or agented public offering, enter into and perform its obligations (including indemnification and contribution obligations) under an underwriting or agency agreement, in usual and customary form, with the managing underwriter or agent of such offering. Each Holder (and Common Holder, if applicable) participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder (and Common Holder, if applicable) of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and at the request of any such Holder (and Common Holder, if applicable) promptly prepare and furnish to such Holder (and Common Holder, if applicable) and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; provided, however, that, except in the case of an underwritten offering as to which Registrable Securities have been sold thereunder, the Company may delay effecting or causing to be effected a supplement or post-effective amendment to the registration statement or the related prospectus for a period not to exceed 90 days in any 365-day period.

                  (g) Cause all such Registrable Securities covered by such registration statement to be listed on each securities exchange, if any, or National Association of Securities Dealers Automatic Quotation System (NASDAQ), on which similar securities issued by the Company are then listed. If no similar securities issued by the Company are then listed on an exchange, facilitate listing the Registrable Securities on NASDAQ.

                  (h) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  (i) Promptly notify each selling Holder (and Common Holder, if applicable) of any stop order issued or threatened in writing to be issued by the SEC in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (j) Make available to the Company's security holders upon request copies of all periodic reports, proxy statements, and other information referred to in Section 2.13 and an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days following the end of the 12-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of each registration statement filed pursuant to this Agreement.

                  (k) Use the Company's reasonable efforts to obtain a "comfort letter" from its independent public accountants, and legal opinions of counsel to the Company addressed to the selling Holders (and Common Holders, if applicable), in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to the selling Holders (and Common Holders, if applicable). The Company shall furnish to counsel for the selling Holders (and Common Holders, if applicable) a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to each selling Holder (and Common Holder, if applicable) furnishing such written representations or acknowledgments as are customarily provided by selling shareholders who receive such comfort letters or opinions, and an opinion of counsel for the selling shareholders addressed to the Company and the underwriters in customary form and covering such matters of the type customarily covered by such opinion letters.

                  (l) Take all other reasonable actions necessary to expedite and facilitate disposition by the Holders (and Common Holders, if applicable) of the Registrable Securities pursuant to the registration statement.

Each Holder (and Common Holder, if applicable) of Registrable Securities agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 2.5(f), such Holder (and Common Holder, if applicable) shall forthwith discontinue such Holder's (and Common Holder's) disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's (and Common Holder's) receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.5(f) and, if so directed by the Company, shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's (and Common Holder's) possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period of time for which the Company shall be required to keep the applicable registration statement effective under Section 2.5(a) shall be extended by the length of the period from and including the date when each Holder (and Common Holder) of any Registrable Securities covered by such registration statement shall have been given such notice to the date on which each such Holder (and Common Holder) has received the copies of the supplemented or amended prospectus contemplated by
Section 2.5(f). The Company agrees to use its best efforts to minimize the duration and frequency of any periods during which Holders (and Common Holders) are required to discontinue their disposition of Registrable Securities under
Section 2.5(f) to those where distributing a supplement or filing a post-effective amendment would materially interfere with, or require premature disclosure of, any financing, acquisition or reorganization involving the Company or any of its wholly-owned subsidiaries or would otherwise have a material adverse effect on the Company.

         2.6 FURNISH INFORMATION

                  (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder (and

Common Holder, if applicable) that such Holder (and Common Holder) shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's (and Common Holder's) Registrable Securities.

                  (b) The Company shall have no obligation with respect to Registrable Securities requested to be registered pursuant to Section 2.1 if, due to the operation of Section 2.6(a), the Holders requesting registration are less than the amount required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.1(a).

         2.7 UNDERWRITING REQUIREMENTS.

                  (a) In connection with any offering involving an underwriting of shares of the Company's capital stock or, if the managing underwriter or agent expressly consents to the inclusion of Registrable Securities in such underwriting, other securities under the Securities Act, the Company shall not be required under Section 2 to include any of a Holder's (and Common Holder's, if applicable) Registrable Securities in such underwriting unless such Holder (and Common Holder, if applicable) accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If the managing underwriter advises the selling Holders (and Common Holders, if applicable) that marketing factors require any limitation as to the Registrable Securities included in such offering, subject to Section 2.7(b), the Registrable Securities to be included in such registration shall be allocated as follows:
(A) first, pro rata among the Holders of Registrable Securities who have requested such demand registration or S-3 registration under Sections 2.1 and 2.3, respectively, (B) second, pro rata among the Holders of Registrable Securities who have requested to be included in such registration statement pursuant to Section 2.2. or otherwise, and (C) third, pro rata among the Common Holders of Registrable Securities who have requested to be included in such registration statement pursuant to Section 2.2. or otherwise.

                  (b) If the managing underwriter advises the selling Holders (and Common Holders, if applicable) that marketing factors require any limitation as to Registrable Securities to be underwritten and shares other than the selling Holders (and Common Holders) are proposed to be included in the registration, then the number of shares that may be included in the underwriting shall be allocated as follows:

                           (i) If the registration involves a demand
registration request by Holders pursuant to Section 2.1 or a Form S-3 registration request by Holders pursuant to Section 2.3, then (A) first, pro rata among the Holders of Registrable Securities who have requested such demand registration or S-3 registration under Sections 2.1 and 2.3, respectively, (B) second, all securities being registered by the Company, (C) third, pro rata among any Holders of Registrable Securities who have requested to be included in such registration statement, pursuant to Section 2.2 or otherwise and (D) fourth, pro rata among the Common Holders of Registrable Securities who have requested to be included in such registration statement pursuant to Section 2.2. or otherwise.

                           (ii) If the registration is initiated by the Company
and involves a piggyback registration request by Holders and/or Common Holders under Section 2.2, then (A) first, all securities being registered by the Company, (B) second, pro rata among the Holders of Registrable Securities who have requested to be included in such registration statement pursuant to Section
2.2. or otherwise, and (C) third, pro rata among the Common Holders of Registrable Securities who have requested to be included in such registration statement pursuant to Section 2.2. or otherwise.

                  (c) If any registration pursuant to Section 2.1 involves an underwritten offering (whether on a "firm," "best efforts" or "all reasonable efforts" basis or otherwise), or an agented offering, a majority of the selling Holders shall have the right to approve the managing underwriter or underwriters selected by the Company for such underwritten offering or the placement agent or agents for such agented offering, such approval not to be unreasonably withheld.

         2.8 DELAY OF REGISTRATION. No Holder (or Common Holder, if applicable) shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 2:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder (and Common Holder, if applicable), the officers and directors of each Holder (and Common Holder) participating in such registration, and each person, if any, who Controls such Holder (and Common Holder) within the meaning of the Securities Act or the Exchange Act, against any losses, expenses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law; and the Company will pay to each such Holder or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, expense, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, expense, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the otherwise indemnified party expressly for use in connection with such registration, nor shall the Company be liable in any such case for any such loss, expense, claim, damage, liability, or action to the extent that it arises out of or is based upon any untrue statement or alleged untrue statement, or omission or alleged omission made in a preliminary prospectus, if the final prospectus (or the final prospectus as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement thereto) available for delivery to the purchaser corrected such untrue statement or alleged untrue statement, or omission or alleged omission. With respect to any untrue statement or alleged untrue statement made in, or omission or alleged omission from, any preliminary prospectus or prospectus, the indemnity agreement contained in this Section 2.9(a) with respect to such preliminary prospectus or prospectus, to the extent it is based on the claim of a person who purchased any Registrable Securities directly from a Holder (or Common Holder, if applicable) shall not inure to the benefit of such Holder (or Common Holder) (or to the benefit of any of its officers and directors or any person Controlling such Holder (or Common Holder, if applicable)) if the prospectus (or the prospectus as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement thereto) shall not have been sent or given to such person by the Holder (or Common Holder) (and the Holder (or Common Holder) shall have been obligated so to furnish such a prospectus) and such person shall not otherwise have received a copy thereof at or prior to the written confirmation of such sale to such person.

                  (b) To the extent permitted by law, each selling Holder (and Common Holder, if applicable) will, severally but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who Controls the Company within the meaning of the Securities Act, any other Holder (or Common Holder) selling securities in such registration statement and any Controlling person of any such other Holder (or Common Holder, if applicable), against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder (and Common Holder) expressly for use in connection with such registration; and each such Holder (and Common Holder) will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this
Section 2.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (or Common Holder, if applicable) (which consent shall not be unreasonably withheld); provided, that, in no event shall any selling Holder's (or Common Holder's) liability under this
Section 2.9(b) exceed the proceeds received by such Holder (or Common Holder) from the offering (net of any underwriting discounts and commissions).

                  (c) Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action, suit, proceeding, investigation or written threat thereof (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9. Any reasonable fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within 30 days of written notice thereof to the indemnifying party, such expenses to be reimbursed within 30 days of determination by a court or arbitrator, that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses; (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties. No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. Any separate counsel employed by an indemnified party pursuant to this Section 2.9(c) shall be approved by the indemnifying party, such approval not to be unreasonably withheld.

                  (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraphs (a) and (b) of this Section 2.9, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 2.9(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) If indemnification is available under this Section 2.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 2.9 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 2.9(d).

                  (f) The obligations of the Company and selling Holders (or Common Holders, if applicable) under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

         2.10 REPORTS UNDER EXCHANGE ACT. With a view to making available to the Holders and Common Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder or Common Holder to sell securities of the Company to the public without registration, the Company agrees (a) to make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed under the Securities Act by the Company for the offering of its securities to the general public; and (b) to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act pursuant to Section 2.13(a).

         2.11 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder and Common Holder (a "Permitted Transferee"), provided: (a) the Company is, within ten business days of such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 2.12 below; (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; and (d) the number of shares of Registrable Securities to be held by such transferee is at least 250,000. For purposes of Section 2.11(d), a transferee may aggregate its holdings with those of its parents, subsidiaries and affiliates in determining whether the number of shares of Registrable Securities to be held by such transferee is at least 250,000.

         2.12 "MARKET STAND-OFF" AGREEMENT. Each Holder (and Common Holder, if applicable) hereby agrees, if so requested in writing by the managing underwriter or agent in connection with a registration pursuant to an underwritten offering, to enter into an agreement with such managing underwriter, in form reasonably acceptable to such managing underwriter or agent, limiting the sale or distribution such Holder (or Common Holder) may make of shares of Common Stock or any securities convertible or exchangeable or exercisable for such shares of the Company, including a sale pursuant to Rule 144 under the Securities Act, except as part of such registration, for a period of up to 180 days as requested by the managing underwriter or agent in the written notice specified above. The Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (or Common Holder) until the end of such period in order to enforce the foregoing covenant.

         2.13 COVENANTS OF THE COMPANY WITH RESPECT TO REGISTERED SECURITIES. The Company hereby agrees and covenants as follows:

                  (a) The Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. If the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Holder or Common Holder of Registrable Securities, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders and Common Holders to transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the SEC.

                  (b) (i) The Company shall not effect any registration under the Securities Act of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, during the five business days prior to, and during the 90-day period beginning on, the commencement of a public distribution of the Registrable Securities pursuant to any registration statement prepared pursuant to Section 2.1 of this Agreement, except for Excluded Registrations, until the earlier of (x) 90 days following the date as of which all securities covered by such demand registration statement shall have been sold or distributed, and (y) 90 days following the effective date of such demand registration statement.

                           (ii) Any agreement entered into after the date of
this Agreement pursuant to which the Company issues or agrees to issue any privately placed Common Stock or securities of the Company convertible or exchangeable for Common Stock that have registration rights shall contain a provision whereby holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in Section 2.12, in each case including a sale pursuant to Rule 144 under the Securities Act (unless such Person is prevented by applicable statute or regulation from entering into such an agreement).

                  (c) The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation, unless prior to such merger, consolidation, or reorganization, the surviving corporation shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities that the Holders and Common Holders of Registrable Securities would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation or reorganization.

         2.14 TERMINATION OF REGISTRATION RIGHTS. The obligations of the Company hereunder shall terminate as to any Holder or Common Holder at such time as (i) all Registrable Securities held by such Holder can be sold within a single three month period pursuant to Rule 144 under the Securities Act (or any successor provision of such Securities Act), and (ii) the number of shares of Common Stock held by such Holder and issuable upon conversion of Preferred Stock held by such Holder is less than one percent of the outstanding capital stock of the Company on an As Converted Basis (adjusted for stock dividends, stock splits, reverse stock splits, combinations and the like occurring after the date hereof).

SECTION 3. OTHER COVENANTS OF THE COMPANY

         The Company shall comply with the following covenants until the conversion of Investors' Series A and Series B Preferred Stock into Common
Stock:

         3.1 SIGNIFICANT TRANSACTIONS. In addition to any vote or consent of shareholders or directors required by law or the Company's Amended and Restated Certificate of Incorporation (the "Certificate"), so long as any originally issued Preferred Stock remains outstanding, the Required Consent of the Series A Preferred Stock and Series B Preferred Stock, voting as separate classes for the transaction described in Section 3.1(a) and together as a single class for the transactions described in Section 3.1(b), either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting, validating or permitting:

                  (a) any amendment, alteration or repeal of any of (i) the provisions of the Certificate or the Bylaws of the Company affecting the rights, powers and preferences of the Series A Preferred Stock or Series B Preferred Stock, as applicable, or (ii) the provisions of Article IV of the Certificate; or

                  (b) any consolidation or merger involving the Company (other than a consolidation or merger in which the Company is the surviving entity and no change in the capital stock or ownership of the Company occurs), any transaction or series of transactions in which an excess of 50% of the Company's voting power is transferred, or any reclassification or recapitalization of any capital stock of the Company or any dissolution, liquidation, or winding up of the Company, or any sale of more than 50% of the assets of the Company, or any agreement to become so obligated;

         3.2 BASIC FINANCIAL INFORMATION AND REPORTING OBLIGATIONS.

                  (a) The Company shall provide to each Holder: (i) within 45 days of the end of each fiscal quarter, an unaudited, internally generated statement of profit or loss for such quarter and for the current fiscal year to date and an unaudited, internally generated balance sheet as of the end of each such quarter; and (ii) within 90 days of each fiscal year-end, audited financial statements for the prior fiscal year, together with the accounting firm's annual management letter to the Board of Directors, any additional reports, management letters, or other reports concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (to the extent not otherwise provided hereunder). All financial statements furnished hereunder shall fairly present the financial condition and results of operations of the Company in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis; provided, however, that such financial statements are subject to normal and customary year-end audit adjustments and do not contain all the footnotes required by GAAP, and all such financial statements shall be accompanied by a certificate of the Company's Chief Financial Officer to that effect.

                  (b) Within ten days of each fiscal year-end, the Company shall prepare and submit to the Board of Directors and deliver to each Holder an operating plan and budget for the next fiscal year. The budget shall contain estimated statements of monthly revenues, expenses, and cash flows.

         3.3 INSPECTION; CONFIDENTIALITY. The Company shall permit each Holder at such Holder's expense to visit and inspect their facilities, assets, properties, financial and accounting records, and corporate books and documents at such reasonable times and for such proper purposes as may be requested by Holders. The Company shall also make available to Holders such executive or management personnel and the Company's independent public accountants, with whom Holders may discuss the affairs of the corporation at reasonable length. At the Company's request, Holders shall enter into the Company's standard-form confidentiality agreements in order to maintain the confidentiality of any confidential information may be acquired in the course of any such inspection. The rights of Holders hereunder shall be in addition to any rights of inspection available to the Holders, as shareholders, under the Colorado Business Corporation Act.

         3.4 LITIGATION. The Company shall notify each Holder and member of the Board of Directors of any litigation, arbitration or proceedings before any governmental or regulatory body or arbitration forum to which the Company is a party which, if adversely decided, would have a material adverse impact on the Company's assets, properties, or results of operations.

         3.5 SEC FILINGS. The Company shall deliver to each Holder and each member of the Board of Directors a copy of any filings made by or on behalf of the Company with the Securities and Exchange Commission, within fifteen days of any such filing.

         3.6 ASSIGNMENT OF RIGHTS. Any Holder may assign the right to receive the benefit of any of the covenants contained in Sections 3.2 through 3.5 either
(i) to any affiliate, parent or subsidiary of such Holder, or (ii) to any transferee who acquires from such Holder 250,000 shares of Registrable Securities, provided such transfer is otherwise in accordance with this Agreement and the Shareholders Agreement.

SECTION 4. MISCELLANEOUS

         4.1 MODIFICATIONS AND WAIVERS This Agreement may not be amended or modified, nor may the rights of any party be waived, except by a written document that is executed by the Required Consent of the Holders, at least a majority of the Common Holders and the Company.

         4.2 RIGHTS AND OBLIGATIONS OF THIRD PARTIES Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third parties to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action against any party to this Agreement.

         4.3 NOTICES. Any notice, request, consent, or other communication hereunder shall be in writing, and shall be sent by one of the following means:
(i) by registered or certified first class mail, postage prepaid, return receipt requested; (ii) by facsimile transmission with confirmation of receipt; (iii) by overnight courier service; or (iv) by personal delivery, and shall be properly addressed as follows:

         If to the Company to:

                           Array BioPharma Inc.
                           1885 33rd Street
                           Boulder, Colorado  80301
                           Facsimile:  (303) 449-5376
                           Attention:   Chief Executive Officer

         With a copy to:

                           Hogan & Hartson L.L.P.
                           1800 Broadway, Suite 200
                           Boulder, Colorado  80302
                           Facsimile:  (720) 406-5312
                           Attention: Christopher D. Ozeroff, Esq.

         If to Investors to:

                           Boulder Ventures II, L.P.
                           1634 Walnut Street, Suite 301
                           Boulder, Colorado 80302
                           Facsimile: (303) 449-9699
                           Attention: Mr. Kyle Lefkoff

                  and
                           Falcon Technology Partners, L.P.
                           600 Dorset Road
                           Devon Pennsylvania 19333
                           Facsimile:  (610) 688-2571
                           Attention: James L. Rathmann

         or to such other address or addresses as the Company or Holders shall hereafter designate to the other parties in writing. Notices sent by mail or by courier shall be effective seven days after they are sent, and notices delivered personally by facsimile shall be effective at the time of delivery thereof.

         4.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto in relation to the subject matter hereof. Any prior written or oral negotiations, correspondence, or understandings relating to the subject matter hereof shall be superseded by this Agreement and shall have no force or effect.

         4.5 SEVERABILITY. If any provision that is not essential to the effectuation of the basic purpose of this Agreement is determined by a court of competent jurisdiction to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of the remaining provisions of this Agreement.

         4.6 HEADINGS. The headings of the Sections of this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of any provisions hereof.

         4.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

         4.8 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado (as applied to contracts entered into wholly within such state).

         4.9 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to either party, upon any breach or default of the other party under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach of default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval on the part of either party of any breach or default by the other party under this Agreement, or any waiver of any provisions or conditions of this Agreement must be made in writing signed by the parties and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to either party, shall be cumulative and not alternative.

         4.10 ARBITRATION. The parties hereby covenant and agree that any legal suit, dispute, claim, demand, controversy or cause of action of every kind and nature whatsoever, known or unknown, fixed or contingent, that either a Holder or the Company may now have or at any time in the future claim to have based in whole or in part, or arising from or out of or that in any way is related to the negotiations, execution, interpretation or enforcement of this Agreement (collectively, the "Disputes") shall be completely and finally settled by submission of any such Disputes to arbitration under the rules of the American Arbitration Association ("AAA") then in effect. There shall be one arbitrator, and such arbitrator shall be chosen by mutual agreement of the parties in accordance with AAA rules. Unless the parties agree otherwise, the arbitration proceedings shall take place in Boulder, Colorado. The arbitrator shall apply Colorado law to all issues in dispute, in accordance with Section 4.8 above. Notice of demand for arbitration shall be filed in writing with the other parties to this Agreement and with the AAA. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such Dispute would be barred by the applicable statute of limitations. The findings of the arbitrator shall be final and binding on the parties. Judgment on such award may be entered in any court of competent jurisdiction, or application may be made to that court for a judicial acceptance of the award and an order or enforcement, as the party seeking to enforce that award may elect. The prevailing party in any such action shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants, and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action, together with any such fees which may be incurred in enforcing any award of judgment.

         4.11 NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof or impairs the rights granted hereunder. The Company has not previously entered into any agreement with respect to its securities granting any registration rights to any person which has not been terminated on or prior to the date hereof.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first above written.

COMPANY:                                   INVESTORS:

ARRAY BIOPHARMA, INC, a Delaware           FRAZIER HEALTHCARE II, L.P.
Corporation

By: /s/ ROBERT CONWAY                      By: /s/ ALAN D. FRAZIER
   --------------------------------------      --------------------------------
   Robert Conway, Chief Executive Officer  Name: Alan D. Frazier
                                                 ------------------------------
                                           Title: Managing Member
                                                  -----------------------------

                                           ARCH VENTURE FUND III, L.P.

                                           By: Arch Venture Partners, LLC, its
                                               Managing Director

                                           By: /s/ KEITH L. CRANDELL
                                               --------------------------------
                                           Name: Keith L. Crandell
                                                 ------------------------------
                                           Title: Managing Director
                                                  -----------------------------

                                           ROVENT II LIMITED PARTNERSHIP

                                           By: Advent International Limited
                                               Partnership, its General Partner
                                           By: Advent International Corporation,
                                               its General Partner

                                           By: /s/ JOSEN S. FISHERMAN
                                               --------------------------------
                                           Name: Josen S. Fisherman
                                                 ------------------------------
                                           Title: Vice President
                                                  -----------------------------

                                           MITSUI & CO. (U.S.A.), INC.

                                           By: /s/ YOICHIRO ENDO
                                               --------------------------------
                                           Name: Yoichiro Endo
                                                 ------------------------------
                                           Title: General Manager
                                                  -----------------------------

                                           FALCON TECHNOLOGY PARTNERS, L.P.,
                                           a Delaware limited partnership

                                           By: /s/ JAMES L. RATHMANN
                                               --------------------------------
                                              James L. Rathmann, General Partner

                                          BOULDER VENTURES II, L.P.,
                                          A DELAWARE LIMITED PARTNERSHIP

                                          By: /s/ KYLE LEFKOFF
                                              ----------------------------------
                                             Kyle Lefkoff, General Partner

                                          BOULDER VENTURES II, (ANNEX) L.P.,
                                          A DELAWARE LIMITED PARTNERSHIP

                                          By: /s/ KYLE LEFKOFF
                                              ----------------------------------
                                                Kyle Lefkoff, General Partner


                                          THE CARUTHERS FAMILY, L.L.C.

                                          By: /s/ MARVIN H. CARUTHERS
                                              ----------------------------------
                                             Marvin H. Caruthers, Ph.D., Manager


                                          /s/ FRANK A. BONSAL, JR.
                                          --------------------------------------
                                          FRANK A. BONSAL, JR.

                                          /s/ RICHARD J. DALY
                                          --------------------------------------
                                          RICHARD J. DALY

                                          /s/ MICHAEL CARRUTHERS
                                          --------------------------------------
                                          MICHAEL CARRUTHERS

                                          /s/ CHRISTOPHER D. OZEROFF
                                          --------------------------------------
                                          CHRISTOPHER D. OZEROFF

                                          /s/ THERESA KOCH
                                          --------------------------------------
                                          THERESA KOCH

                                          /s/ WILLIAM R. ROBERTS
                                          --------------------------------------
                                          WILLIAM R. ROBERTS

                                        SILICON VALLEY BANK


                                        By: /s/ ANDREW J. ENROTH
                                            ------------------------------------
                                        Name: Andrew J. Enroth
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        LEASING TECHNOLOGIES INTERNATIONAL, INC.


                                        By: /s/ JOHN R. STRANLEY
                                            ------------------------------------
                                        Name: John R. Stranley
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                            COMMON STOCKHOLDERS:


                                            /s/ DAVID SNITMAN
                                            ------------------------------------
                                            DAVID SNITMAN, PH.D.

                                            /s/ KEVIN KOCH
                                            ------------------------------------
                                            KEVIN KOCH, PH.D.

                                            /s/ ANTHONY D. PISCOPIO
                                            ------------------------------------
                                            ANTHONY D. PISCOPIO, PH.D.

                                            /s/ K.C. NICOLAOU
                                            ------------------------------------
                                            K.C. NICOLAOU, PH.D.